Exhibit 99.1

Investor Contact: Robert Rist

(617) 342-6374

CABOT CORPORATION REPORTS FIRST QUARTER FISCAL YEAR 2026 RESULTS

First Quarter 2026 Diluted earnings per share (“EPS”) of $1.37 and Adjusted EPS of $1.53

BOSTON (February 3, 2026)-- Cabot Corporation (NYSE: CBT) today announced results for its first quarter fiscal year 2026.

First Quarter Highlights


Diluted EPS of $1.37 and Adjusted EPS of $1.53, which represents a 13% decrease in Adjusted EPS year-over-year

Reinforcement Materials segment EBIT of $102 million; down 22% year-over-year driven by lower volumes in the segment


Performance Chemicals segment EBIT of $48 million; up 7% year-over-year driven by a favorable product mix and strength in our Battery Materials product line


Signed multi-year supply agreement with PowerCo SE to supply conductive carbons and dispersions for lithium-ion battery applications reinforcing our leadership in Battery Materials

Cash Flows from Operations of $126 million supported the return of $76 million of cash to shareholders in the quarter through a combination of share repurchases and dividends

(In millions, except per share amounts)	Three Months Ended
	12/31/25	12/31/24

Net sales and other operating revenues	$ 849	$ 955
Net income (loss) attributable to Cabot Corporation	$ 73	$ 93

Net earnings (loss) per share attributable to Cabot Corporation	$ 1.37	$ 1.67
Less: Certain items after tax per share	$ (0.16)	$ (0.09)
Adjusted EPS	$ 1.53	$ 1.76

Sean Keohane, Cabot President and Chief Executive Officer commented: "I am pleased that despite a challenging demand environment, we continued to execute well and delivered Adjusted EPS of $1.53 in the quarter, down 13% year-over-year. Performance Chemicals segment EBIT increased 7% year-over-year supported by continued momentum in our Battery

Exhibit 99.1

Materials product line. Reinforcement Materials segment EBIT declined 22% year-over-year, primarily due to lower volumes in the Americas and Asia Pacific.”

Keohane continued, "In addition, during the quarter, we entered into a multi-year agreement with PowerCo SE, a leading European original equipment manufacturer (OEM) in the electric vehicle (EV) battery sector, to supply conductive carbons and dispersions for lithium-ion battery applications. We expect the supply agreement to contribute meaningfully to Cabot’s growth in the battery materials sector, and it reinforces our position as a leader and trusted partner in the global lithium-ion battery value chain. Building out our position in this sector remains a strategic priority for Cabot given the expected continued global growth in electric vehicles and energy storage applications."

Keohane continued, “Operating cash flow for the first quarter was $126 million, which enabled us to invest in capital expenditures, pay $24 million in dividends and repurchase $52 million of shares. Our balance sheet remains strong with a net debt to EBITDA ratio of 1.2 times as of December 31, 2025. I am pleased with our robust cash flow performance and our strong balance sheet, which enable us to continue to drive our strategic growth initiatives and deliver on our capital allocation priorities. Overall, I am pleased with the resilience of the Cabot team and the agility they have demonstrated in this very dynamic environment.”

Financial Detail

For the first quarter of fiscal 2026, net income attributable to Cabot Corporation was $73 million ($1.37 per common share). Net income reflects an after-tax per share charge from certain items of $0.16. Adjusted EPS for the first quarter of fiscal 2026 was $1.53 per share.

Segment Results

Reinforcement Materials – First quarter fiscal 2026 EBIT in Reinforcement Materials decreased by $28 million compared to the first quarter of fiscal 2025. The largest driver of the decrease in EBIT was lower volumes in the Americas and Asia Pacific. Volumes were impacted by lower production levels and year-end inventory management by our tire customers in the Americas and increased competitive intensity in Asia Pacific.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2026 as compared to the same quarter of the prior year are set forth in the table below:

First Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	(7%)
Asia Pacific	(7%)
Europe, Middle East, Africa	6%
Americas	(15%)

Performance Chemicals – First quarter fiscal 2026 EBIT in Performance Chemicals increased by $3 million compared to the first quarter of fiscal 2025 primarily due to higher gross profit per ton, partially offset by lower volumes. The higher gross profit per ton was primarily due to a

Exhibit 99.1

favorable product mix and overall cost management and optimization efforts. The lower volumes were primarily due to weaker demand in Europe.

Cash Performance – The Company ended the first quarter of fiscal 2026 with a cash balance of $230 million. During the first quarter of fiscal 2026, cash flows from operating activities were a source of $126 million. Capital expenditures for the first quarter of fiscal 2026 were $69 million. Additional uses of cash during the first quarter included $24 million for the payment of dividends and $52 million for share repurchases.

Taxes – During the first quarter of fiscal 2026, the Company recorded a tax expense of $37 million with an effective tax rate of 31%. Our operating tax rate for fiscal 2026 is expected to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “As we look ahead to the remainder of fiscal 2026, we are narrowing our Adjusted EPS for the full year to be in the range of $6.00 to $6.50 per share. This outlook incorporates the outcome of negotiations for our calendar year 2026 tire customer agreements.”

Keohane continued, “While the demand environment in Reinforcement Materials remains challenging and continues to be impacted by elevated levels of tire imports into the western geographies of Europe and the Americas, we are focused on countermeasures to manage this impact. These include cost reductions, optimization actions across our global footprint and capacity rationalization. In Performance Chemicals, we expect our diverse portfolio of applications to deliver earnings growth in fiscal 2026, including continued positive momentum in our Battery Materials product line.”

Keohane concluded, “Our focus on operational execution and prudent capital allocation remains unchanged. We expect to sustain our significant level of cash generation and maintain our investment grade balance sheet. This financial capacity allows us to invest in strategic growth priorities while returning meaningful cash to shareholders through dividends and share repurchases. I believe we are taking the right actions to navigate the current environment and to position the Company to deliver long-term earnings growth and shareholder value.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Wednesday, February 4, 2026. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Exhibit 99.1

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2026, including our expectations for Adjusted EPS for fiscal 2026, our expectations for cash flow generation, our expectations for growth in our Performance Chemicals segment, including in our Battery Materials product line, our expected operating tax rate for fiscal 2026, and our assumptions underlying those expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization, shifts in the geographic area of tire production, and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls, tariffs and fluctuations in foreign currency rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2025, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax

Exhibit 99.1

rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.

Exhibit 99.1

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total Segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total Segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a

Exhibit 99.1

consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2025	2024

Net sales and other operating revenues...............................................................	$849	$955
Cost of sales....................................................................................................	638	720
Gross profit..................................................................................................	211	235
Selling and administrative expenses....................................................................	69	66
Research and technical expenses......................................................................	13	14
Income (loss) from operations....................................................................	129	155
Interest and dividend income..............................................................................	7	6
Interest expense...............................................................................................	(18)	(18)
Other income (expense).....................................................................................	—	1
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	118	144
(Provision) benefit for income taxes.....................................................................	(37)	(41)
Equity in earnings of affiliated companies, net of tax ............................................	1	1
Net income (loss).......................................................................................	82	104
Net income (loss) attributable to noncontrolling interests, net of tax.......................	9	11
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$73	$93

Weighted-average common shares outstanding
Basic...........................................................................................................	52.7	54.3
Diluted.........................................................................................................	52.9	55.0

Earnings (loss) per common share:
Basic...........................................................................................................	$1.38	$1.69
Diluted.........................................................................................................	$1.37	$1.67

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2025	2024
Sales
Reinforcement Materials....................................................................................	$520	$611
Performance Chemicals.....................................................................................	300	311
Segment sales.............................................................................................	820	922
Unallocated and other (A)………..............................................................................	29	33
Net sales and other operating revenues..........................................................	$849	$955

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$102	$130
Performance Chemicals.....................................................................................	48	45
Total Segment Earnings Before Interest and Taxes...................................	150	175

Unallocated and Other
Interest expense...............................................................................................	(18)	(18)
Certain items (C)...................................................................................................	(7)	(6)
Unallocated corporate costs...............................................................................	(12)	(13)
General unallocated income (expense) (D)...............................................................	6	7
Less: Equity in earnings of affiliated companies, net of tax....................................	1	1
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	118	144
(Provision) benefit for income taxes (including tax certain items)............................	(37)	(41)
Equity in earnings of affiliated companies, net of tax.............................................	1	1
Net income (loss).....................................................................................	82	104
Net income (loss) attributable to noncontrolling interests, net of tax.......................	9	11
Net income (loss) attributable to Cabot Corporation..................................	$73	$93

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.37	$1.67

Adjusted earnings (loss) per share (E)….......................................................................	$1.53	$1.76

Diluted weighted average common shares outstanding..........................................................................................................................	52.9	55.0

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions (unaudited)	2025	2025

Current assets:
Cash and cash equivalents....................................................................................................	$230	$258
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $5	616	671
Inventories:
Raw materials.................................................................................................................	127	134
Finished goods................................................................................................................	309	303
Other..............................................................................................................................	67	67
Total inventories..........................................................................................................	503	504
Prepaid expenses and other current assets.............................................................................	108	106
Total current assets...............................................................................................	1,457	1,539

Property, plant and equipment....................................................................................................	4,471	4,405
Accumulated Depreciation	(2,744)	(2,694)
Net property, plant and equipment.......................................................................................	1,727	1,711
Goodwill....................................................................................................................................	136	134
Equity affiliates..........................................................................................................................	17	16
Intangible assets, net ................................................................................................................	54	55
Deferred income taxes...............................................................................................................	179	180
Other assets….............................................................................................................................	187	180
Total assets..............................................................................................................................	$3,757	$3,815

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2025	2025

Current liabilities:
Short-term borrowings.................................................................................................	$12	$14
Accounts payable and accrued liabilities…................................................................................	575	648
Income taxes payable.................................................................................................	27	35
Current portion of long-term debt...................................................................................	260	260
Total current liabilities.............................................................................................	874	957

Long-term debt................................................................................................................	854	856
Deferred income taxes......................................................................................................	43	39
Other liabilities…..........................................................................................................................	257	258
Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 52,335,266 and 52,962,353 shares Outstanding: 52,215,581 and 52,842,481 shares	52	53
Less cost of 119,685 and 119,872 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,836	1,835
Accumulated other comprehensive income (loss)................................................................	(310)	(335)
Total Cabot Corporation stockholders' equity.................................................................	1,575	1,550
Noncontrolling interests...............................................................................................	154	155
Total stockholders' equity..................................................................................	1,729	1,705
Total liabilities and stockholders' equity..............................................................................	$3,757	$3,815

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2025					Fiscal 2026
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials.......................................................................	$611	$594	$573	$563	$2,341	$520	$―	$―	$―	$520
Performance Chemicals........................................................................	311	311	320	308	1,250	300	—	—	—	300
Segment sales................................................................................	922	905	893	871	3,591	820	—	—	—	820
Unallocated and other (A)…………………………………………………	33	31	30	28	122	29	—	—	—	29
Net sales and other operating revenues..................................................	$955	$936	$923	$899	$3,713	$849	$―	$―	$―	$849

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$130	$131	$128	$119	$508	$102	$―	$―	$―	$102
Performance Chemicals........................................................................	45	50	57	42	194	48	—	—	—	48
Total Segment Earnings Before Interest and Taxes.............................	175	181	185	161	702	150	—	—	—	150
Unallocated and Other
Interest expense..................................................................................	(18)	(19)	(19)	(20)	(76)	(18)	—	—	—	(18)
Certain items (C)……………………………………………………………	(6)	(4)	(3)	(17)	(30)	(7)	—	—	—	(7)
Unallocated corporate costs..................................................................	(13)	(13)	(13)	(13)	(52)	(12)	—	—	—	(12)
General unallocated income (expense) (D)……………………………	7	9	6	6	28	6	—	—	—	6
Less: Equity in earnings of affiliated companies, net of tax.......................	1	3	1	2	7	1	—	—	—	1

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	144	151	155	115	565	118	—	—	—	118
(Provision) benefit for income taxes (including tax certain items)...............	(41)	(49)	(43)	(63)	(196)	(37)	—	—	—	(37)
Equity in earnings of affiliated companies, net of tax................................	1	3	1	2	7	1	—	—	—	1
Net income (loss)..........................................................................	104	105	113	54	376	82	—	—	—	82
Net income (loss) attributable to noncontrolling interests, net of tax..........	11	11	12	11	45	9	—	—	—	9
Net income (loss) attributable to Cabot Corporation.....................	$93	$94	$101	$43	$331	$73	$―	$―	$―	$73

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.67	$1.69	$1.86	$0.79	$6.02	$1.37	$—	$—	$—	$1.37
Adjusted earnings (loss) per share (E)…............................................	$1.76	$1.90	$1.90	$1.70	$7.25	$1.53	$—	$—	$—	$1.53
Diluted weighted average common shares outstanding..........................................................................................................................	55.0	54.4	53.8	53.4	54.2	52.9	—	—	—	52.9

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2025	2024

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$82	$104
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	41	37
Other non-cash charges (gains), net.......................................................................	14	7
Cash dividends received from equity affiliates...........................................................	1	12
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	5	(38)
Changes in other assets and liabilities, net.............................................................	(17)	2

Cash provided by (used in) operating activities.................................................	126	124

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(69)	(77)
Cash paid for asset acquisition.................................................................................	—	(27)
Cash provided by (used in) investing activities..................................................	(69)	(104)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	(3)	60
Cash dividends paid to common stockholders............................................................	(24)	(24)
Other financing activities, net....................................................................................	(65)	(60)

Cash provided by (used in) financing activities.................................................	(92)	(24)
Effect of exchange rate changes on cash........................................................................	7	(36)
Increase (decrease) in cash and cash equivalents............................................................	(28)	(40)
Cash and cash equivalents at beginning of period............................................................	258	223
Cash and cash equivalents at end of period….....................................................................	$230	$183

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2025	2024
Certain items before and after income taxes
Global restructuring activities	$(7)	$―
Legal and environmental matters and reserves	—	(5)
Other certain items	—	(1)
Total certain items, pre-tax	(7)	(6)
Non-GAAP tax adjustments(A)	(2)	1

Total certain items after tax	$(9)	$(5)
Total certain items after tax per share	$(0.16)	$(0.09)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2025	2024
Statement of Operations Line Item (B)
Cost of sales	$(6)	$(6)
Selling and administrative expenses	(1)	—
Total certain items	$(7)	$(6)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended December 31	2025		2024
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(37)	31%	$(41)	28%
Less: Non-GAAP tax adjustments(A)	(2)		1
Operating tax rate (C) (D)	$(35)	28%	$(42)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2026 and FISCAL 2025
	Fiscal 2026 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.37	$—	$—	$—	$1.37
Less: Certain items after tax per share	(0.16)	—	—	—	(0.16)
Adjusted earnings (loss) per share	$1.53	$—	$—	$—	$1.53

	Fiscal 2025 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D)	Our operating tax rate for fiscal 2026 is expected to be in the range of 27% to 29%.
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2026 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.37	$—	$—	$—	$1.37
Less: Certain items after tax per share	(0.16)	—	—	—	(0.16)
Adjusted earnings (loss) per share	$1.53	$—	$—	$—	$1.53

	Fiscal 2025 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2026
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$73	$―	$―	$―	$73
Net income (loss) attributable to noncontrolling interests	9	—	—	—	9
Equity in earnings of affiliated companies, net of tax	(1)	—	—	—	(1)
Provision (benefit) for income taxes	37	—	—	—	37
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$118	$―	$―	$―	$118
Interest expense	18	—	—	—	18
Certain items	7	—	—	—	7
Unallocated corporate costs	12	—	—	—	12
General unallocated (income) expense	(6)	—	—	—	(6)
Less: Equity in earnings of affiliated companies	(1)	—	—	—	(1)
Total Segment EBIT	$150	$―	$―	$―	$150

Depreciation and amortization excluding corporate depreciation and amortization		41	—	—	—	41
Total Segment EBITDA		$191	$―	$―	$―	$191
Less: Unallocated corporate costs before corporate depreciation and amortization		12	—	—	—	12
Adjusted EBITDA		$179	$―	$―	$―	$179

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reinforcement Materials EBIT		$102	$―	$―	$―	$102
Reinforcement Materials Depreciation and amortization		19	—	—	—	19
Reinforcement Materials EBITDA		$121	$―	$―	$―	$121
Reinforcement Materials Sales		$520	$―	$―	$―	$520
Reinforcement Materials EBITDA Margin		23%	—%	—%	—%	23%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Performance Chemicals EBIT		$48	$―	$―	$―	$48
Performance Chemicals Depreciation and amortization		22	—	—	—	22
Performance Chemicals EBITDA		$70	$―	$―	$―	$70
Performance Chemicals Sales		$300	$―	$―	$―	$300
Performance Chemicals EBITDA Margin		23%	—%	—%	—%	23%

Dollars in millions		Fiscal 2026
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Cash provided by (used in) operating activities (B)		$126	$―	$―	$―	$126
Less: Additions to property, plant and equipment		69	—	—	—	69
Free cash flow		$57	$―	$―	$―	$57
Plus: Additions to property, plant and equipment		69	—	—	—	69
Less: Changes in net working capital (C)		5	—	—	—	5
Less: Sustaining and compliance capital expenditures		50	—	—	—	50
Discretionary free cash flow		$71	$―	$―	$―	$71

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.